ESCROW AGREEMENT

     This ESCROW AGREEMENT (the "Escrow Agreement") is effective as of May 27, 2005 by and between Concentrax, Inc., a Nevada corporation ("Concentrax"), Pluris Partners, Inc., a Florida Corporation ("Purchaser") and Cutler Law Group, a California professional corporation, as escrow agent ("Escrow Agent"). Each of Concentrax, Purchaser and Escrow Agent may be referred to as a "Party" and collectively as the "Parties".

                                 R E C I T A L S

     A. Purchaser desires to purchase from Concentrax and Concentrax desires to sell to Purchaser a total of 10,000,000 shares of Concentrax common stock (the "Concentrax Shares") for a total purchase price of $250,000 (the "Purchase Price"). The parties hereto represent and warrant that Purchaser has already delivered $125,000 of the Purchase Price to Concentrax and Concentrax has already delivered 600,000 shares of common stock to Purchaser. As a component of the transaction, Concentrax has also agreed to issue and deliver to Purchaser a "Series A Warrant" as defined in that certain Stock Purchase Agreement between Purchaser and Concentrax dated May 31, 2005 which will consist of a warrant to purchase up to 1,000,000 shares at a purchase price of 80% of the average bid price of the common stock for the twenty trading days prior to exercise, exercisable for five years from the closing date (the "Warrant").

     B. Concentrax and Purchaser desire to effectuate the transfer of the balance of the funds reflecting $125,000 (the "Final Purchase Price") in consideration for the remaining 9,400,000 shares of common stock (the "Final Common Stock" and together with the Final Purchase Price and the Warrant, the "Escrowed Property") through escrow at the Escrow Agent.

     NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. The Parties hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent, the Escrowed Property and the Escrow Agent hereby accepts such appointment and designation.

     2. Escrow Delivery. On or before May 31, 2005 Purchaser shall forward by wire transfer to Escrow the Final Purchase Price. On or before May 31, 2005, Concentrax shall forward or cause to be forwarded by overnight mail to Escrow the Final Common Stock and the executed Warrant.

     3. Closing.

        3.1 Closing. Upon delivery of the Final Purchase Price and the Final Common Stock and Warrant, the Escrow Agent shall effectuate Closing of the transaction contemplated by the Stock Purchase Agreement. At the Closing, the Escrow Agent shall release and deliver the Final Common Stock and the Warrant to


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Purchaser  and  shall  deliver  by wire  transfer  the Final  Purchase  Price to
Concentrax or as otherwise designated in the Purchase Agreement. In the event the Closing does not occur by June 15, 2005, and provided the Escrow Agent has not received written instructions to the contrary signed by all of the parties hereto, Escrow shall return the Final Purchase Price to Purchaser and the Final Common Stock and Warrant to Concentrax.

        3.2 Other  Instructions.  Escrow Agent shall deliver the Final  Purchase
Price, the Final Common Stock and/or the Warrant pursuant to (a) written instructions executed by each of Purchaser and Concentrax, or (b) any "final order" of a court of competent jurisdiction, any such order being deemed to be "final" if (i) such order has not been reserved, stayed, enjoined, set aside, annulled or suspended, (ii) no request for a stay, suspension or an injunction, petition for reconsideration or appeal, or sua sponte action with comparable effect is pending with respect to the order, and (iii) the time for filing any such request, petition or appeal or further taking of any such sua sponte action has expired.

        3.3 Conflicting Instructions. If a controversy arises between the Parties concerning the release of any of the escrowed property hereunder, they shall notify the Escrow Agent. In that event (or, in the absence of such notification, if in the good faith judgment of the Escrow Agent such controversy exists), the Escrow Agent shall not be required to resolve such controversy or take an action but shall be entitled to await resolution of the controversy by joint instructions from the Parties. The Escrow Agent may institute an interpleader action in state or federal court in the State of Georgia to resolve such controversy. If a suit is commenced against the Escrow Agent, it may answer by way of interpleader and name the Parties as additional parties to such action, and the Escrow Agent may tender the referenced escrow property into such court for determination of the respective rights, titles and interests of the Parties. Upon such tender, the Escrow Agent shall be entitled to receive from the Parties its reasonable attorneys' fees and expenses incurred in connection with said interpleader action or in any related action or suit. As between the Parties, such fees, expenses and other sums shall be paid by the party which fails to prevail in the proceedings brought to determine the appropriate distribution of escrowed property. If and when the Escrow Agent shall so interplead such Parties, or either of them, and deliver the escrowed property to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard. Nothing herein shall prejudice any right or remedy of the Escrow Agent.

     4. Concerning Escrow Agent

        4.1 Duties. Escrow Agent undertakes to perform all duties which are expressly set forth herein; provided, however, that the Escrow Agent shall not be required to make or be liable in any manner of its failure to make any determination under any agreement, including whether any of the Parties is entitled to delivery of the escrowed property.

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        4.2 Indemnification.

        a. Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instructions or request furnished to it hereunder and believed by it to be genuine and authorized.

        b. Escrow Agent shall not be liable for any action taken by it in good faith and without gross negligence or willful misconduct, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

        c. The Parties, and each of them, hereby agree, jointly and not severally, to indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent's entering into this Escrow Agreement and carrying out the Escrow Agent's duties hereunder, including, without limitation, costs and expenses of defending the Escrow Agent against any claim or liability with respect thereto.

        d. Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property, nor is the Escrow Agent a party to any other agreement entered into among the Parties.

        4.3 Other Matters. Escrow Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the other parties hereto, and provided further that a mutually acceptable successor escrow agent(s) is appointed within such fifteen (15) day period. If a mutually acceptable successor escrow agent is not appointed within such fifteen (15) day period, the Escrow Agent may petition any court in the State of Georgia having jurisdiction to designate a successor escrow agent. The resignation of the Escrow Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the Escrowed Property to the successor escrow agent(s). The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the Escrow Agent. In the event of litigation or dispute by the Parties in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action is agreed in writing by the Parties, or until receipt of any order as set forth above directing the Escrow Agent with respect to the action which is the subject of such litigation or dispute. Any successor escrow agent(s) shall be bound by the terms of this Escrow Agreement, unless the Parties otherwise agree in writing.

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
     5. Termination. This Escrow Agreement shall be terminated upon the release of all of the Escrowed Property in accordance with the terms and conditions of
Section 3 hereof, or otherwise by written mutual consent signed by all parties hereto.

     6. Benefit and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision in this Escrow Agreement against any of the parties hereto, and the covenants and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns this Escrow Agreement or any rights hereunder without the prior written consent of the parties hereto.

     7. Entire Agreement; Amendment. This Escrow Agreement, along with any other agreement executed on the date hereof between the Parties, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     8. Headings. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     9. Governing Law; Venue. This Escrow Agreement shall be governed and constructed under and in accordance with the laws of the State of Georgia (but not including the conflicts of laws and rules thereof). For purposes of any action or proceeding involving this Escrow Agreement each of the parties to this Escrow Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of Georgia and consents to the service of any process or paper by registered mail or by personal service within or without the State of Georgia in accordance with applicable law, provided a reasonable time for appearance is allowed.

     10. Signature in Counterparts. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     11. Attorney's Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.


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

     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.



Dated:   May 27, 2005                      CONCENTRAX, INC.


                                           ------------------------------------
                                           By:      Mark Gifford
                                           Its:     President


                                           PLURIS PARTNERS, INC.


Dated: May 27, 2005                        ____________________________________
                                           By:      Michael O'Derrick
                                           Its:     President


Dated:   May 27, 2005                      CUTLER LAW GROUP, a Professional law
                                           corporation


                                           ------------------------------------
                                           By:      M. Richard Cutler
                                           Its:     President